EXHIBIT 99.B11-1








                                EXHIBIT 23(j)(1)
                      CONSENT OF PRICEWATERHOUSECOOPERS LLP



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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 32 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 10, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of the IDEX Series Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Legal Counsel and Auditors" in the Statement of Additional Information.




PRICEWATERHOUSECOOPERS LLP

Kansas City, Missouri
October 29, 1999